Exhibit 10.1

LETTER AMENDMENT

March 18, 2009

Mr. Mike Grubbs

William Lyon Homes, Inc.

4490 Von Karman Avenue

Newport Beach, CA 92660

Re:	Guaranty Bank Loan No. 906-0100

Dear Mike,

With reference to that certain Amended and Restated Master Loan Agreement dated as of January 28, 2008 (“Original Loan Agreement”) by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and GUARANTY BANK, a federal savings bank organized and existing under the laws of the United States (“Lender”), as amended by that certain Agreement for First Modification of Amended and Restated Loan Agreement, Deeds of Trust and Other Loan Instruments dated as of December 5, 2008 (“First Modification,” and collectively with the “Original Loan Agreement,” the “Loan Agreement”), this letter is to serve as confirmation that Lender has approved Borrower’s request for an extension of the Facility Expiration Date as detailed in Exhibit “A,” Paragraph 1(D)(b) of the First Modification, and the Facility Expiration Date is hereby extended to December 3, 2009, subject to Exhibit “A,” Paragraph 1(D)(b) of the First Modification. Initially capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

This letter also serves as confirmation that effective as of March 5, 2009, Paragraph 3(iv) of the First Modification is hereby amended to provide that the Loan Amount is hereby reduced to THIRTY MILLION DOLLARS ($30,000,000.00), and aggregate Loan Allocations shall not exceed THIRTY MILLION DOLLARS ($30,000,000.00).

Except as expressly provided in this letter amendment, nothing provided herein shall alter or affect any provision, condition or covenant contained in the Loan Instruments or affect or impair any of Lender’s rights, powers or remedies thereunder. It is the intent of the parties hereto that the provisions of the Loan Instruments shall continue in full force and effect except as expressly modified hereby.

Please indicate your agreement to these terms by signing the original of this letter and returning it to us. The enclosed copy is for your records.

Very truly yours,

GUARANTY BANK, a federal savings bank organized and existing under the laws of the United States

By:	/s/ Kent Newberry
Name:	Kent Newberry
Title:	Senior Vice President

Agreed to by:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Senior Vice President

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Title:	Senior Vice President